Exhibit 99.1

RMG NETWORKS REPORTS FIRST QUARTER 2015 RESULTS

Continues Strong Progress on Key Strategic Initiatives

Significantly Narrows Adjusted EBITDA Loss from Continuing Operations from Prior Year

First Quarter Highlights

•

Total revenues from continuing operations1 of $9.3 million; narrowed adjusted EBITDA loss from continuing operations1,2 to $1.6 million from $2.8 million in the first quarter of 2014

•

Enterprise products and professional services revenues up 8.3% and 5.6% year-over-year, respectively

•

Completed ‘Six New Products in Six Months’ initiative, bringing to market four additional Enterprise business solutions

•

Successfully completed a $25 million private placement, eliminating its senior debt facility and adding $9.6 million in net cash proceeds to the balance sheet

•

Subsequent to quarter-end, appointed two key hires in Jana Ahlfinger Bell, Chief Financial Officer, and Chuck Corbin, Head of North American Sales

DALLAS, TX – (Marketwired) – 5/14/2015 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks™, a leading provider of technology-driven visual communications solutions, today announced its financial results for the first quarter ended March 31, 2015.

RMG Networks helps organizations communicate more effectively using location-based video networks. The company builds enterprise video networks that empower businesses to visualize critical data to better manage their operations and connect with their employees. The company also connects brands with target audiences using video advertising networks.

Robert Michelson, Chief Executive Officer, commented, “During the first quarter we continued to execute on our strategy to drive innovation, reinvigorate growth and build towards profitable operations. For the first time in the last three quarters, we narrowed the year-over-year revenue decline in our Enterprise business, demonstrating the progress we are making in returning the company to sustainable revenue growth. Further, we completed a financing transaction that strengthened our balance sheet. We also advanced a number of strategic initiatives that continue to move us along the path to growing revenue and reaching positive adjusted EBITDA in the long-term.”

“In Enterprise sales, we launched the final four products of our aggressive six month innovation plan to strengthen our portfolio of products by introducing one new solution a month for six months,” Mr. Michelson continued. “We are encouraged by the initial response to these solutions from both new and potential customers. As a result of this initiative and other actions we are taking, the volume of qualified sales pursuits are increasing, including an increase in large, more substantial sales opportunities.”

Mr. Michelson added, “We understand there is still much work to be done and it will take some time for the effect of our work to fully impact our financial results. However, as an organization, we are making progress to rejuvenate growth and are moving forward along a path to achieve our ultimate goal of long-term, sustainable profitability.”

1   The financial results associated with the company’s Airline Media Networks business for the first quarter of 2015 and 2014 have been removed from continuing operations and classified as discontinued operations, due to the pending sale of the business.

2  GAAP operating loss from continuing operations was $4.0 million and $5.9 million for the first quarter of 2015 and 2014, respectively.

First Quarter Financial Review

Financial results from RMG Networks’ Airline Media Networks business have been excluded from continuing operations and are reported as discontinued operations in the Consolidated Statement of Comprehensive Loss due to the pending sale of this business. There can be no assurance that this sale will occur on terms favorable to the company, or at all. Prior year results also have been adjusted to report this business as discontinued operations. As a result, the financial results below reflect the remaining business at RMG Networks, reported as continuing operations.

In addition, “as-reported” results include certain items and the effects of purchase accounting which RMG Networks does not believe reflect the underlying performance of its business. Therefore, for ease of comparison, the following provides adjusted results for the first quarter of 2015 and 2014.

Adjusted Results3,4

First Quarter Revenue & Gross Margin. Total adjusted revenues from continuing operations in the first quarter of 2015 were $9.3 million, a decline of 5.2% from $9.8 million in the first quarter of 2014.

•

Product sales revenue increased $0.2 million or 8.3% from the first quarter of 2014, resulting from better sales execution in the first quarter of 2015.

•

Professional services revenue increased $0.1 million or 5.6% from the first quarter of 2014, resulting primarily from improved utilization within the professional services business.

•

Maintenance & content services revenue declined $0.9 million or 19.6% from the first quarter of 2014, resulting primarily from the decision in 2014 to proactively “end-of-life” maintenance services on certain products that had the potential to become too costly to maintain and had been replaced by newer products.

Adjusted gross margin from continuing operations was 57.9% in the first quarter of 2015, compared to 56.5% in the first quarter of 2014.

First Quarter Adjusted EBITDA4. Adjusted EBITDA loss from continuing operations was $1.6 million, improving from a loss of $2.8 million in the first quarter of 2014, resulting primarily from lower operating expenses.

Reported Results

First Quarter. Total reported revenue from continuing operations for the quarter ended March 31, 2015 was $9.3 million compared to total reported revenue of $9.0 million for the same quarter last year.

Operating loss from continuing operations for the quarter ended March 31, 2015 was $4.0 million compared to an operating loss of $5.9 million for the same quarter last year.

Business Outlook

“In the first quarter, we experienced the effects of the typical seasonal patterns that impact our business,” noted Mr. Michelson. “However, with our focused sales strategy and innovative new products gaining traction in the market, we are confident our pipeline will drive the typical seasonal growth we have historically seen and increasing growth overall during the long-term. We have in front of us numerous, specific opportunities to deliver accelerated growth in the second half of 2015 and are committed to executing on them. With many of these initiatives in early stages, the visibility into the exact timing of their impact is still not clear. As such, we believe it would be premature to provide specific, near-term guidance at this time. However, we will continue, as we did in the first quarter, to rationalize our cost structure when prudent to do so particularly when costs are associated with underperforming revenue generating activities. As we execute on our planned product development and sales enhancement programs, we remain optimistic about our prospects for revenue growth and developing positive adjusted EBITDA over the intermediate- and long-term.”

3   The financial results associated with the company’s Airline Media Networks business for the first quarter of 2015 and 2014 have been removed from continuing operations and classified as discontinued operations, due to the pending sale of the business.

4  GAAP revenue from continuing operations was $9.3 million and $9.0 million for the first quarter of 2015 and 2014, respectively. GAAP operating loss was $4.0 million and $5.9 million for the first quarter of 2015 and 2014, respectively. Please see the tables at the end of this press release for a reconciliation of GAAP results to adjusted results.

Conference Call

Management will host a conference call to discuss these results on Thursday, May 14, 2015 at 9 a.m. ET.  To access the call, please dial 1-866-700-0133 (toll free) or 1-617-213-8831 and passcode 43826125.  The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of RMG Networks’ web site at http://ir.rmgnetworks.com/phoenix.zhtml?c=251935&p=irol-calendar. All participants should call or access the website approximately 10 minutes before the conference begins. The webcast and slide presentation will be available for replay for 90 days.

A telephonic replay of this conference call will also be available by dialing 1-888-286-8010 (toll free) or 1-617-801-6888 (passcode: 74151034) from 1 p.m. ET on May 14, 2015 until 11:59 p.m. ET on May 21, 2015.

RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

About RMG Networks

RMG Networks (NASDAQ: RMGN) helps organizations communicate more effectively using location-based video networks. The company builds enterprise video networks that empower businesses to visualize critical data to better manage their operations and connect with their employees. The company also connects brands with target audiences using video advertising networks. RMG Networks works with over 70% of the Fortune 100. The company is headquartered in Dallas, Texas, with offices in the United States, United Kingdom, Singapore and the UAE. For more information, visit http://www.rmgnetworks.com.

About Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, including Adjusted Revenue, Adjusted Gross Margin and Adjusted EBITDA. In evaluating its business, RMG Networks considers and uses Adjusted Revenue, Adjusted Gross Margin and Adjusted EBITDA as supplemental measures of its operating performance, and believes that many of the company’s investors use these non-GAAP measures to monitor the company’s performance. These measures should not be considered as a substitute for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures.  Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the proposed sale of the Media business, guidance relating to future financial performance and expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, efforts to grow our business and the impact of litigation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's ability to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the ability to complete the sale of the company’s Media business or to operate it profitably; the limited liquidity and trading volume of the company's securities; Reach Media Group's ("RMG") history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor

Brett Maas / Rob Fink

646-536-7331 / 646-415-8972

ir@rmgnetworks.com

or

Media

Julie Rasco
800-827-9666
Julie.Rasco@rmgnetworks.com

Source: RMG Networks

(Financial tables appear below)

RMG Networks Holding Corporation

Consolidated Balance Sheets

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,063,486	$3,076,708
Accounts receivable, net	11,463,397	13,060,536
Inventory, net	1,775,781	1,460,876
Deferred tax assets	-	6,671
Prepaid assets	1,192,483	1,174,894
Current assets of discontinued operations	864,700	2,810,857
Total current assets	26,359,847	21,590,542
Property and equipment, net	5,154,325	5,230,215
Property and equipment of discontinued operations	384,994	455,582
Intangible assets, net	10,886,375	11,518,997
Loan origination fees	-	743,082
Other assets	175,505	177,832
Other assets of discontinued operations	62,255	72,531
Total assets	$43,023,301	$39,788,781
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$2,957,202	$4,348,804
Accrued liabilities	3,167,182	3,379,651
Loss on long-term contract	2,914,386	2,648,644
Deferred revenue	8,785,013	9,350,177
Liabilities of discontinued operations	5,514,967	5,145,565
Total current liabilities	23,338,750	24,872,841
Notes payable – non current	-	14,000,000
Warrant liability	1,157,846	1,447,308
Deferred revenue – non current	2,598,039	1,478,041
Deferred tax liabilities	3,413	-
Loss on long-term contract - non-current	1,172,555	1,035,804
Capital leases and other	386,397	501,386
Non-current liabilities of discontinued operations	310,983	341,644
Total liabilities	28,967,983	43,677,024
Commitment and Contingencies
Stockholders’ equity (deficit):
Series A, Convertible Preferred Stock , $100.00 par value (1,000,000 shares authorized, 250,000 shares outstanding at March 31, 2015)	24,627,300	-
Common stock, $.0001 par value, (250,000,000 shares authorized; 12,467,756 and 12,467,756 shares issued; 12,167,756 and 12,167,756 shares outstanding, at March 31, 2015 and December 31, 2014, respectively.)	1,247	1,247
Additional paid-in capital	82,501,468	82,089,504
Accumulated comprehensive income (loss)	(188,278)	6,211
Retained earnings (accumulated deficit)	(92,406,419)	(85,505,205)
Treasury Stock, at cost (300,000 shares)	(480,000)	(480,000)
Total stockholders’ equity (deficit)	14,055,318	(3,888,243)
Total liabilities and stockholders’ equity (deficit)	$43,023,301	$39,788,781

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Loss

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
	(Unaudited)	(Unaudited)
Revenue:
Advertising	$-	$-
Products	3,082,317	2,206,420
Maintenance and content services	3,626,375	4,302,725
Professional services	2,601,822	2,463,566
Total Revenue	9,310,514	8,972,711
Cost of Revenue:
Advertising	-
Products	1,654,739	1,907,151
Maintenance and content services	640,425	760,146
Professional services	1,625,753	1,609,830
Loss on long-term contract	1,035,993	-
Total Cost of Revenue	4,956,910	4,277,127
Gross Profit	4,353,604	4,695,584
Operating expenses:
Sales and marketing	2,685,118	3,558,341
General and administrative	4,065,424	4,937,163
Research and development	681,396	844,702
Depreciation and amortization	912,578	1,205,843
Total operating expenses	8,344,516	10,546,049
Operating income (loss)	(3,990,912)	(5,850,465)
Other Income (Expense):
Warrant liability income (expense)	289,462	(4,641,471)
Interest expense and other – net	(1,244,447)	(239,043)
Loss before income taxes and discontinued operations	(4,945,897)	(10,730,979)
Income tax expense (benefit)	(16,546)	(950,079)
Net loss before discontinued operations	(4,929,351)	(9,780,900)
Loss from discontinued operations	(1,971,863)	(2,650,751)
Net loss	(6,901,214)	(12,431,651)
Other comprehensive loss -
Foreign currency translation adjustments	(194,489)	4,606
Total comprehensive loss	$(7,095,703)	$(12,427,045)
Net loss per share of Common Stock (basic and diluted):
Continuing operations	$(0.41)	$(0.82)
Discontinued operations	(0.16)	(0.22)
Net loss per share of Common Stock (basic and diluted):	(0.57)	(1.04)
Weighted average shares used in computing basic and diluted net income (loss) per share of Common Stock	12,167,756	11,952,172

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(6,901,214)	$(12,431,651)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	912,578	1,920,033
Change in warrant liability	(289,462)	4,641,471
Stock-based compensation	411,964	1,029,688
Non-cash loan origination fees	743,082	57,161
Non-cash consulting expense	120,000	144,750
Non-cash directors’ fees	31,250	116,464
Allowance for doubtful accounts	345,000	-
Deferred tax (benefit)	10,084	(950,081)
Changes in operating assets and liabilities:
Accounts receivable	3,000,395	7,935,314
Inventory	(314,905)	328,808
Other current assets	(69,196)	267,418
Other assets, net	(107,397)	8,027
Accounts payable	(1,247,450)	(3,379,598)
Accrued liabilities	87,158	(2,421,096)
Deferred revenue	604,854	418,971
Loss on long-term contract	1,035,993	-
Other non-current liabilities	(779,151)	-
Net cash used in operating activities	(2,406,417)	(2,314,321)

Cash flows from investing activities
Purchases of property and equipment	(204,066)	(1,164,125)
Net cash used in investing activities	(204,066)	(1,164,125)

Cash flows from financing activities
Proceeds from long-term debt	1,000,000	-
Issuance of preferred shares, net of issuance costs	9,627,301	-
Net cash provided by financing activities	10,627,301	-

Effect of exchange rate changes on cash	(30,040)	4,606

Net increase (decrease) in cash and cash equivalents	7,986,778	(3,473,840)

Cash and cash equivalents, beginning of period	3,076,708	8,235,566

Cash and cash equivalents, end of period	$11,063,486	$4,761,726

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$549,028	$100,480
Cash paid during the period for income taxes	$18,410	$-

RMG Networks Holding Corporation

Reconciliation of Gross Profit from Continuing Operations

For the Three Months Ended March 31, 2015

	Three Months Ended March 31, 2015 (GAAP)	Loss on Long-Term Contract	Adjusted (Non-GAAP)
	(Unaudited)
Revenue:
Advertising	$-	$-	$-
Product sales	3,082,317	-	3,082,317
Maintenance and content services	3,626,375	-	3,626,375
Professional services	2,601,822	-	2,601,822
Total Revenue	9,310,514	-	9,310,514

Cost of Revenue	4,956,910	(1,035,993)	3,920,917

Gross Profit	$4,353,604	$1,035,993	$5,389,597

Financial results from RMG Networks’ Airline Media Networks business have been excluded from continuing operations and are reported as discontinued operations in the Consolidated Statement of Comprehensive Loss due to the pending sale of this business. There can be no assurance that this sale will occur on terms favorable to the company, or at all. As a result, these financial results reflect the remaining business at RMG Networks, reported as continuing operations.

RMG Networks Holding Corporation

Reconciliation of Gross Profit from Continuing Operations

For the Three Months Ended March 31, 2014

	Three Months Ended March 31, 2014 (GAAP)	Purchase Price Accounting Adjustment	Media-related Payment Reclassification	Adjusted (Non-GAAP)
	(Unaudited)
Revenue:
Advertising	$-	$-	$-	$-
Product sales	2,206,420	-	639,042	2,845,462
Maintenance and content services	4,302,725	209,913	-	4,512,638
Professional services	2,463,566	-	-	2,463,566
Total Revenue	8,972,711	209,913	639,042	9,821,666

Cost of Revenue	4,277,127	-	-	4,277,127

Gross Profit	$4,695,584	$209,913	$639,042	$5,544,539

Financial results from RMG Networks’ Airline Media Networks business have been excluded from continuing operations and are reported as discontinued operations in the Consolidated Statement of Comprehensive Loss due to the pending sale of this business. There can be no assurance that this sale will occur on terms favorable to the company, or at all. As a result, these financial results reflect the remaining business at RMG Networks, reported as continuing operations.

RMG Networks Holding Corporation

Reconciliation of Operating Income (Loss) to Adjusted EBITDA from Continuing Operations

	First Quarter
	2015	2014

Operating income (loss) per Consolidated Statements of Comprehensive Loss	$(3,990,912)	$(5,850,465)

Revenues that would have been recognized in the period had the balance in deferred revenue at the acquisition date not been required to be adjusted to market value at the acquisition date in accordance with GAAP purchase accounting guidelines	-	209,913

Depreciation and amortization	912,578	1,205,843
Stock-based compensation	411,964	1,029,688
Media-related payment reclassification	-	639,042
Loss on long-term contract	1,035,993	-

Adjusted EBITDA	$(1,630,377)	$(2,765,979)

Financial results from RMG Networks’ Airline Media Networks business have been excluded from continuing operations and are reported as discontinued operations in the Consolidated Statement of Comprehensive Loss due to the pending sale of this business. There can be no assurance that this sale will occur on terms favorable to the company, or at all. As a result, these financial results reflect the remaining business at RMG Networks, reported as continuing operations.